                                                                    EXHIBIT 3.22



                                     BYLAWS

                                       OF

                          HANCOCK-MTH COMMUNITIES, INC.

                  I. REFERENCES TO CERTAIN TERMS AND CONSTRUCTION

                  1.1 Certain References. Any reference herein made to law will be deemed to refer to the law of the State of Arizona, including any applicable provision of Chapters 1 through 17 of Title 10 of the Arizona Revised Statutes, or any successor statute, as from time to time amended and in effect (sometimes referred to herein as the "Arizona Business Corporation Act"). Any reference herein made to the corporation's Articles will be deemed to refer to its Articles of Incorporation and all amendments thereto as at any given time on file with the Arizona Corporation Commission. Except as otherwise required by law and subject to any procedures established by the corporation pursuant to Arizona Revised Statutes Section 723, the term "shareholder" as used herein shall mean one who is a holder of record of shares of the corporation. References to specific sections of law herein made shall be deemed to refer to such sections, or any comparable successor provisions, as from time to time amended and in effect.

                  1.2 Seniority. The law and the Articles (in that order of precedence) will in all respects be considered senior and superior to these Bylaws, with any inconsistency to be resolved in favor of the law and such Articles (in that order of precedence), and with these Bylaws to be deemed automatically amended from time to time to eliminate any such inconsistency which may then exist.

                  1.3 Computation of Time. The time during which an act is required to be done, including the time for the giving of any required notice herein, shall be computed by excluding the first day or hour, as the case may be, and including the last day or hour.

                                   II. OFFICES

                  2.1 Principal Office. The principal office of the corporation shall be located at any place either within or outside the State of Arizona as designated in the corporation's most current Annual Report filed with the Arizona Corporation Commission or in any other document executed and delivered to the Arizona Corporation Commission for filing. If a principal office is not so designated, the principal office of the corporation shall mean the known place of business of the corporation. The corporation may have such other offices, either within or without the State of Arizona, as the Board of Directors may designate or as the business of the corporation may require from time to time.

                  2.2 Known Place of Business. A known place of business of the corporation shall be located within the State of Arizona and may be, but need not be, the address of the statutory agent of the corporation. The corporation may change its known place of business from time to time in accordance with the relevant provisions of the Arizona Business Corporation Act.

                                III. SHAREHOLDERS

                  3.1 Annual Shareholder Meeting. The annual meeting of the shareholders shall be held on such date and at such time and place, either within or without the State of Arizona, as shall be fixed by the Board of Directors or, in the absence of action by the Board, as set forth in the notice given or waiver signed with respect to such meeting pursuant to Section 3.03 below, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If any annual meeting is for any reason not held on the date determined as aforesaid, a deferred annual meeting may thereafter be called and held in lieu thereof, at which the same proceedings may be conducted. If the day fixed for the annual meeting shall be a legal holiday in the State of Arizona such meeting shall be held on the next succeeding business day.

                  3.2 Special Shareholder Meetings. Special meetings of the shareholders may be held whenever and wherever, either within or without the State of Arizona, called for by or at the direction of a Co-Chairman of the Board, a Co-President, or the Board of Directors.

                  3.3 Notice of Shareholders Meetings.

                           (a) Required Notice. Notice stating the place, day
and hour of any annual or special shareholders meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting by or at the direction of the person or persons calling the meeting, to each shareholder entitled to vote at such meeting and to any other shareholder entitled to receive notice of the meeting by law or the Articles. Notices to shareholders shall be given in accordance with, and shall be deemed to be effective at the time and in the manner described in, Arizona Revised Statutes
Section 10-141. If no designation is made of the place at which an annual or special meeting will be held in the notice for such meeting, the place of the meeting will be at the principal place of business of the corporation.

                           (b) Adjourned Meeting. If any shareholders meeting is
adjourned to a different date, time, or place, notice need not be given of the new date, time, and place, if the new date, time, and place are announced at the meeting before adjournment. But if a new record date for the adjourned meeting is fixed or must be fixed in accordance with law or these Bylaws, then notice of the adjourned meeting shall be given to those persons who are shareholders as of the new record date and who are entitled to such notice pursuant to Section 3.03(a) above.

                           (c) Waiver of Notice. Any shareholder may waive
notice of a meeting (or any notice of any other action required to be given by the Arizona Business Corporation Act, the corporation's Articles, or these Bylaws), at any time before, during, or after the meeting or other action, by a writing signed by the shareholder entitled to the notice. Each such waiver shall be delivered to the corporation for inclusion in the minutes or filing with the corporate records. Under certain circumstances, a shareholder's attendance at a meeting may constitute a waiver of notice, unless the shareholder takes certain actions to preserve his/her objections as described in the Arizona Business Corporation Act.

                           (d) Contents of Notice. The notice of each special
shareholders meeting shall include a description of the purpose or purposes for which the meeting is called. Except as required by law or the corporation's Articles, the notice of an annual shareholders meeting need not include a description of the purpose or purposes for which the meeting is called.

                  3.4 Fixing of Record Date. For the purpose of determining shareholders of any voting group entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date. Such record date shall not be more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is so fixed by the Board of Directors, the record date for the determination of shareholders shall be as provided in the Arizona Business Corporation Act.

                  When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

                  3.5 Shareholder List. The corporation shall make a complete record of the shareholders entitled to notice of each meeting of shareholders thereof, arranged in alphabetical order, listing the address and the number of shares held by each. The list shall be arranged by voting group and within each voting group by class or series of shares. The shareholder list shall be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting. The list shall be available at the corporation's principal office or at another place identified in the meeting notice in the city where the meeting is to be held. Failure to comply with this section shall not affect the validity of any action taken at the meeting.

                  3.6      Shareholder Quorum and Voting Requirements.

                           (a) If the Articles or the Arizona Business
Corporation Act provide for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group.

                           (b) If the Articles or the Arizona Business
Corporation Act provide for voting by two (2) or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately.

                           (c) Shares entitled to vote as a separate voting
group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles or the Arizona Business Corporation Act provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

                           (d) Once a share is represented for any purpose at a
meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting.

                           (e) If a quorum exists, action on a matter (other
than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles or the Arizona Business Corporation Act require a greater number of affirmative votes.

                           (f) Voting will be by ballot on any question as to
which a ballot vote is demanded prior to the time the voting begins by any person entitled to vote on such question; otherwise, a voice vote will suffice. No ballot or change of vote will be accepted after the polls have been declared closed following the ending of the announced time for voting.

                  3.7 Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy duly executed in writing by the shareholder or the shareholder's duly authorized attorney-in-fact. Such proxy shall comply with law and shall be filed with the Secretary of the corporation or other person authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. The burden of proving the validity of any undated, irrevocable, or otherwise contested proxy at a meeting of the shareholders will rest with the person seeking to exercise the same. A facsimile appearing to have been transmitted by a shareholder or by such shareholder's duly authorized attorney-in-fact may be accepted as a sufficiently written and executed proxy.

                  3.8 Voting of Shares. Unless otherwise provided in the Articles or the Arizona Business Corporation Act, each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of shareholders.

                  3.9 Voting for Directors. Unless otherwise provided in the Articles, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present at the time of such vote. As provided by law, shareholders shall be entitled to cumulative voting in the election of directors.

                  3.10 Election Inspectors. The Board of Directors, in advance of any meeting of the shareholders, may appoint an election inspector or inspectors to act at such meeting (and at any adjournment thereof). If an election inspector or inspectors are not so appointed, the chairman of the meeting may, or upon request of any person entitled to vote at the meeting will, make such appointment. If any person appointed as an inspector fails to appear or to act, a substitute may be appointed by the chairman of the meeting. If appointed, the election inspector or inspectors (acting through a majority of them if there be more than one) will determine the number of shares outstanding, the authenticity, validity, and effect of proxies, the credentials of persons purporting to be shareholders or persons named or referred to in proxies, and the number of shares represented at the meeting in person and by proxy; will receive and count votes, ballots, and consents and announce the results thereof; will hear and determine all challenges and questions pertaining to proxies and voting; and, in general, will perform such acts as may be proper to conduct elections and voting with complete fairness to all shareholders. No such election inspector need be a shareholder of the corporation.

                  3.11 Organization and Conduct of Meetings. Each meeting of the shareholders will be called to order and thereafter chaired by a Co-Chairman of the Board of Directors if there is one, or, if not, or if a Co-Chairman of the Board is absent or so requests, then by a Co-President, or if both a Co-Chairman of the Board and a Co-President are unavailable, then by such other officer of the corporation or such shareholder as may be appointed by the Board of Directors. The corporation's Secretary or in his or her absence, an Assistant Secretary will act as secretary of each meeting of the shareholders. If neither the Secretary nor an Assistant Secretary is in attendance, the chairman of the meeting may appoint any person (whether a shareholder or not) to act as secretary for the meeting. After calling a meeting to order, the chairman thereof may require the registration of all shareholders intending to vote in person and the filing of all proxies with the election inspector or inspectors, if one or more have been appointed (or, if not, with the secretary of the meeting). After the announced time for such filing of proxies has ended, no further proxies or changes, substitutions, or revocations of proxies will be accepted. If directors are to be elected, a tabulation of the proxies so filed will, if any person entitled to vote in such election so requests, be announced at the meeting (or adjournment thereof) prior to the closing of the election polls. Absent a showing of bad faith on his or her part, the chairman of a meeting will, among other things, have absolute authority to fix the period of time allowed for the registration of shareholders and the filing of proxies, to determine the order of business to be conducted at such meeting, and to establish reasonable rules for expediting the business of the meeting and preserving the orderly conduct thereof (including any informal, or question and answer portions thereof).

                  3.12 Shareholder Approval or Ratification. The Board of Directors may submit any contract or act for approval or ratification of the shareholders at a duly constituted meeting of the shareholders. Except as otherwise required by law, if any contract or act so submitted is approved or ratified by a majority of the votes cast thereon at such meeting, the same will be valid and as binding upon the corporation and all of its shareholders as it would be if it were the act of its shareholders.

                  3.13 Informalities and Irregularities. All informalities or irregularities in any call or notice of a meeting of the shareholders or in the areas of credentials, proxies, quorums, voting, and similar matters, will be deemed waived if no objection is made at the meeting.

                  3.14 Shareholder Action by Written Consent. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one (1) or more consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. The consents shall be delivered to the corporation for inclusion in the minutes or filing with the corporate record. Action taken by consent is effective when the last shareholder signs the consent, unless the consent specifies a different effective date, except that if, by law, the action to be taken requires that notice be given to shareholders who are not entitled to vote on the matter, the effective date shall not be prior to ten (10) days after the corporation shall give such shareholders written notice of the proposed action, which notice shall contain or be accompanied by the same material that would have been required if a formal meeting had been called to consider the action. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

                             IV. BOARD OF DIRECTORS

                  4.1 General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors.

                  4.2 Number, Tenure, and Qualification of Directors. Unless otherwise provided in the Articles of Incorporation, the authorized number of directors shall be not less than two (2) nor more than five (5). The initial number of directors of the corporation shall be two (2).The number of directors in office from time to time shall be within the limits specified above, as prescribed from time to time by resolution adopted by either the shareholders or the Board of Directors. The directors will regularly be elected at each annual meeting of the shareholders, but directors may be elected at any other meeting of the shareholders. Each director shall hold office until the annual meeting of shareholders following his/her election, subject to his/her earlier resignation or removal. However, if a director's term expires, he/she shall continue to serve until his/her successor shall have been elected and qualified, until his/her resignation or removal, or until there is a decrease in the number of directors. Unless required by the Articles, directors do not need to be residents of the State of Arizona or shareholders of the corporation.

                  4.3 Regular Meetings of the Board of Directors. A regular annual meeting of the Board of Directors is to be held as soon as practicable after the adjournment of each annual meeting of the shareholders, either at the place of the shareholders meeting or at such other place as the directors elected at the shareholders meeting may have been informed of at or prior to the time of their election. Additional regular meetings may be held at regular intervals at such places and at such times as the Board of Directors may determine.

                  4.4 Special Meetings of the Board of Directors. Special meetings of the Board of Directors may be held whenever and wherever called for by a Co-Chairman of the Board, a Co-President, or the number of directors that would be required to constitute a quorum.

                  4.5 Notice of, and Waiver of Notice for, Directors Meetings. No notice need be given of regular meetings of the Board of Directors. Notice of the time and place of any special directors meeting shall be given at least 48 hours prior thereto. Notice shall be given in accordance with and shall be deemed to be effective at the time and in the manner described in Arizona Revised Statutes Section 10-141. Any director may waive notice of any meeting and any adjournment thereof at any time before, during, or after it is held. Except as provided in the next sentence below, the waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. The attendance of a director at or participation of a director in a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his/her arrival) objects to holding the meeting or transacting business at the meeting, and does not thereafter vote for or assent to action taken at the meeting.

                  4.6 Director Quorum. A majority of the number of directors prescribed according to Section 4.02 above, or if no number is so prescribed, the number in office immediately before the meeting begins, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, unless the Articles require a greater number.

                  4.7      Directors, Manner of Acting.

                           (a) If a quorum is present when a vote is taken, the
affirmative vote of a majority of the directors present shall be the act of the Board of Directors unless the Articles require a greater percentage.

                           (b) Unless the Articles provide otherwise, any or all
directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting, in which case, any required notice of the meeting may generally describe the arrangements (rather than or in addition to the place) for the holding thereof. A director participating in a meeting by this means is deemed to be present in person at the meeting.

                           (c) A director who is present at a meeting of the
Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (1) the director objects at the beginning of the meeting (or promptly upon his/her arrival) to holding it or transacting business at the meeting; or (2) his/her dissent or abstention from the action taken is entered in the minutes of the meeting; or (3) he/she delivers written notice of his/her dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation before 5:00 p.m. on the next business day after the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

                  4.8 Director Action Without a Meeting. Unless the Articles provide otherwise, any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if the action is taken by unanimous written consent of the Board of Directors as evidenced by one (1) or more written consents describing the action taken, signed by each director and filed with the minutes or corporate records. Action taken by consent is effective when the last director signs the consent, unless the consent specifies a different effective date. A signed consent has the effect of a meeting vote and may be described as such in any document.

                  4.9 Removal of Directors by Shareholders. The shareholders may remove one (1) or more directors at a meeting called for that purpose if notice has been given that a purpose of the meeting is such removal. The removal may be with or without cause unless the Articles provide that directors may only be removed with cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in a shareholder vote to remove him. If less than the entire Board of Directors is to be removed, a director may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against the director's removal.

                  4.10 Board of Director Vacancies.

                           (a) Unless the Articles provide otherwise, if a
vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, either the shareholders or the Board of Directors may fill the vacancy.

                           (b) If the vacant office was held by a director
elected by a voting group of shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.

                           (c) A vacancy that will occur at a specific later
date (by reason of resignation effective at a later date) may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

                           (d) The term of a director elected to fill a vacancy
expires at the next shareholders meeting at which directors are elected.

                  4.11 Director Compensation. Unless otherwise provided in the Articles by resolution of the Board of Directors, each director may be paid his/her expenses, if any, of attendance at each meeting of the Board of Directors or any committee thereof, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or any committee thereof, or both. No such payment shall preclude any director from serving the corporation in any capacity and receiving compensation therefor.

                  4.12     Director Committees.

                           (a) Creation of Committees. Unless the Articles
provide otherwise, the Board of Directors may create one (1) or more committees and appoint members of the Board of Directors to serve on them. Each committee shall have one (1) or more members, who serve at the pleasure of the Board of Directors.

                           (b) Selection of Members. The creation of a committee
and appointment of members to it shall be approved by the greater of (1) a majority of all the directors in office when the action is taken or (2) the number of directors required by the Articles to take such action.

                           (c) Required Procedures. Sections 4.03 through 4.08
of this Article IV, which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors, apply to committees and their members.

                           (d) Authority. Unless limited by the Articles, each
committee may exercise those aspects of the authority of the Board of Directors which the Board of Directors confers upon such committee in the resolution creating the committee, provided, however, that a committee may not: (1) authorize distributions; (2) approve or propose to shareholders action that requires shareholder approval under the Arizona Business Corporation Act; (3) fill vacancies on the Board of Directors or on any of its committees; (4) amend the Articles of Incorporation without shareholder action as provided by law; (5) adopt, amend or repeal these Bylaws; (6) approve a plan of merger not requiring shareholder approval; (7) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; (8) authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except within limits specifically prescribed by the Board of Directors; or (9) fix the compensation of directors for serving on the Board of Directors or any committee of the Board of Directors.

                  4.13 Director Resignations. Any director or committee member may resign from his or her office at any time by written notice delivered to the Board of Directors, a Co-Chairman of the Board, or the corporation at its known place of business. Any such resignation will be effective upon its receipt unless some later time is therein fixed, and then from that time. The acceptance of a resignation will not be required to make it effective.

                                   V. OFFICERS

                  5.1 In General. The Board of Directors shall elect not more than two Co-Chairmen, Co-Chief Executive Officers, and Co-Presidents, one or more Vice Presidents, a Treasurer, a Secretary, and such Assistant Secretaries and Assistant Treasurers as the Board may from time to time deem appropriate. All officers shall hold office only during the pleasure of the Board or until their successors are chosen and qualify. Any two of the above offices, except those of a Co-President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity when such instrument is required to be executed, acknowledged or verified by any two or more officers. The Board of Directors may from time to time appoint such other agents and employees with such powers and duties as the Board may deem proper. In its discretion, the Board of Directors may leave unfilled any offices except those of Co-Chairman, Co-Chief Executive Officer, Co-President, Treasurer and Secretary.

                  5.2 Co-Chairman of the Board. Each Co-Chairman shall have the responsibility for the implementation of the policies determined by the Board of Directors and for the administration of the business affairs of the Corporation. Each Co-Chairman shall, if present, preside over the meetings of the Board and of the stockholders on a rotating basis such that a Co-Chairman shall preside over no more than one consecutive Board meeting or one consecutive stockholders meeting.

                  5.3 Co-President. Each Co-President shall have the responsibility for the active management of the business and general supervision and direction of all of the affairs of the Corporation. Each Co-President shall perform such other duties as may be assigned by the Board of Directors or the Executive Committee. Each Co-President shall have the authority on the Corporation's behalf to endorse securities owned by the Corporation and to execute any documents requiring the signature of an executive officer. Each Co-President shall perform such other duties as the Board of Directors may direct.

                  5.4 Vice Presidents. The Vice Presidents, in the order of priority designated by the Board of Directors, shall be vested with all the power and may perform all the duties of a Co-President in the latter's absence. They may perform such other duties as may be prescribed by the Board of Directors or the Executive Committee or a Co-President.

                  5.5 Treasurer. The Treasurer shall have general supervision over the finances of the Corporation and shall perform such other duties as may be assigned by the Board of Directors or a Co-President. If required by resolution of the Board, the Treasurer shall furnish bond (which may be a blanket bond) with such surety and in such penalty for the faithful performance of duty as the Board of Directors may from time to time require, the cost of such bond to be defrayed by the Corporation.

                  5.6 Secretary. The Secretary shall keep the minutes of the meetings of the stockholders and of the Board of Directors and shall attend to the giving and serving of all notices of the Corporation required by law or these Bylaws. The Secretary shall maintain at all times in the principal office of the Corporation at least one copy of the Bylaws with all amendments to date, and shall make the same, together with the minutes of the meetings of the stockholders, the annual statement of affairs of the Corporation and any voting trust or other stockholders agreement on file at the office of the Corporation, available for inspection by any officer, director or stockholder during reasonable business hours. The Secretary shall perform such other duties as may be assigned by the Board of Directors.

                  5.7 Assistant Treasurer and Secretary. The Board of Directors may designate from time to time Assistant Treasurers and Secretaries, who shall perform such duties as may from time to time be assigned to them by the Board of Directors or a Co-President.

                  5.8 Salaries. The salaries of the officers of the corporation may be fixed from time to time by the Board of Directors or (except as to a Co-President's own) left to the discretion of a Co-President. No officer will be prevented from receiving a salary by reason of the fact that he or she is also a director of the corporation.

                  5.9 Additional Appointments. In addition to the officers contemplated in this Article V, the Board of Directors may appoint other agents of the corporation with such authority to perform such duties as may be prescribed from time to time by the Board of Directors.

                 VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

                  6.1      Certificates for Shares.

                           (a) Content. Certificates representing shares of the
corporation shall, at a minimum, state on their face the name of the issuing corporation and that it is formed under the laws of the State of Arizona, the name of the person to whom issued, and the number and class of shares and the designation of the series, if any, the certificate represents. Such certificates shall be signed (either manually or by facsimile to the extent allowable by law) by one or more officers of the corporation, as determined by the Board of Directors, or, if no such determination is made, by any of a Co-Chairman of the Board (if any), a Co-President, any Vice-President, the Secretary, or the Treasurer of the corporation, and may be sealed with a corporate seal or a facsimile thereof. Each certificate for shares shall be consecutively numbered or otherwise identified and will exhibit such information as may be required by law. If a supply of unissued certificates bearing the facsimile signature of a person remains when that person ceases to hold the office of the corporation indicated on such certificates or ceases to be the transfer agent or registrar of the corporation, they may still be issued by the corporation and countersigned, registered, issued, and delivered by the corporation's transfer agent and/or registrar thereafter, as though such person had continued to hold the office indicated on such certificate.

                           (b) Legend as to Class or Series. If the corporation
is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish a shareholder this information on request in writing and without charge.

                           (c) Shareholder List. The name and address of the
person to whom shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.

                           (d) Lost Certificates. In the event of the loss,
theft, or destruction of any certificate representing shares of the corporation or of any predecessor corporation, the corporation may issue (or, in the case of any such shares as to which a transfer agent and/or registrar have been appointed, may direct such transfer agent and/or registrar to countersign, register, and issue) a new certificate, and cause the same to be delivered to the registered owner of the shares represented thereby; provided that such owner shall have submitted such evidence showing the circumstances of the alleged loss, theft, or destruction, and his, her, or its ownership of the certificate, as the corporation considers satisfactory, together with any other facts that the corporation considers pertinent; and further provided that, if so required by the corporation, the owner shall provide a bond or other indemnity in form and amount satisfactory to the corporation (and to its transfer agent and/or registrar, if applicable).

                  6.2 Registration of the Transfer of Shares. Registration of the transfer of shares of the corporation shall be made only on the stock transfer books of the corporation. In order to register a transfer, the record owner shall surrender the shares to the corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective. Unless the corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the corporation as the owner, the corporation will be entitled to treat the registered owner of any share of the capital stock of the corporation as the absolute owner thereof and, accordingly, will not be bound to recognize any beneficial, equitable, or other claim to, or interest in, such share on the part of any other person, whether or not it has notice thereof, except as may expressly be provided by applicable law.

                  6.3 Shares Without Certificates. The Board of Directors may authorize the issuance of uncertificated shares by the corporation and may prescribe procedures for the issuance and registration of transfer thereof and with respect to such other matters as the Board of Directors shall deem necessary or appropriate.

                               VII. DISTRIBUTIONS

                  7.1 Distributions. Subject to such restrictions or requirements as may be imposed by applicable law or the corporation's Articles or as may otherwise be binding upon the corporation, the Board of Directors may from time to time declare, and the corporation may pay or make, dividends or other distributions to its shareholders.

                              VIII. CORPORATE SEAL

                  8.1 Corporate Seal. The Board of Directors may provide for a corporate seal of the corporation that will have inscribed thereon any designation including the name of the corporation, Arizona as the state of incorporation, the year of incorporation, and the words "Corporate Seal."

                                 IX. AMENDMENTS

                  9.1 Amendments. The corporation's Board of Directors may amend or repeal the corporation's Bylaws unless:

                                    (1)      the Articles or the Arizona
                                             Business Corporation Act reserve
                                             this power exclusively to the
                                             shareholders in whole or part; or

                                    (2)      the shareholders in adopting,
                                             amending, or repealing a particular
                                             Bylaw provide expressly that the
                                             Board of Directors may not amend or
                                             repeal that Bylaw.

                  The corporation's shareholders may amend or repeal the corporation's Bylaws even though the Bylaws may also be amended or repealed by its Board of Directors.